Exhibit 2


                           INTERESTS IN SECURITIES OF
                            COVOL TECHNOLOGIES, INC.

         The beneficial ownership interests of PHI, PFS and PacifiCorp and the directors and officers of each of them are described below:

                            PacifiCorp Holdings, Inc.
                            -------------------------

   Nature of                 Number of            Percent of Total Number
   Ownership                  Shares               of Outstanding Shares
   ---------                  ------               ---------------------
Sole Power to Vote or               0                           0%
  Direct the Vote

Shared Power to Vote          714,286                        8.25%*
  or Direct the Vote

Sole Power to Dispose               0                           0%
  or to Direct the
  Disposition

Shared Power to               714,286                        8.25%*
  Dispose or to Direct
  the Disposal
                              =======                        ======
     Total                    714,286                        8.25%*
     Beneficially
     Owned

--------------

* Calculated using a denominator equal to 8,659,156 (based on the number of shares of Common Stock outstanding at March 31, 1997).

                                   PacifiCorp
                                   ----------


   Nature of                 Number of            Percent of Total Number
   Ownership                  Shares               of Outstanding Shares
   ---------                  ------               ---------------------
Sole Power to Vote or               0                           0%
  Direct the Vote

Shared Power to Vote          714,286                        8.25%*
  or Direct the Vote

Sole Power to Dispose               0                           0%
  or to Direct the
  Disposition

Shared Power to               714,286                        8.25%*
  Dispose or to Direct
  the Disposal
                              =======                        ======
     Total                    714,286                        8.25%*
     Beneficially
     Owned

--------------

* Calculated using a denominator equal to 8,659,156 (based on the number of shares of Common Stock outstanding at March 31, 1997).

                       PacifiCorp Financial Services, Inc.
                       -----------------------------------


   Nature of                 Number of            Percent of Total Number
   Ownership                  Shares               of Outstanding Shares
   ---------                  ------               ---------------------
Sole Power to Vote or         714,286                        8.25%*
  Direct the Vote

Shared Power to Vote                0                           0%
  or Direct the Vote

Sole Power to Dispose         714,286                        8.25%*
  or to Direct the
  Disposition

Shared Power to                     0                           0%
  Dispose or to Direct
  the Disposal
                              =======                        ======
     Total                    714,286                        8.25%*
     Beneficially
     Owned

--------------

* Calculated using a denominator equal to 8,659,156 (based on the number of shares of Common Stock outstanding at March 31, 1997).